  As filed with the Securities and Exchange Commission on August 13, 1999
                                                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                   ENCAD, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                 95-3672088
    ------------------------------      ------------------------------------
   (State or other jurisdiction of      (I.R.S. Employer Identification No.)
   incorporation or organization)

                              --------------------

                           6059 CORNERSTONE COURT WEST
                           SAN DIEGO, CALIFORNIA 92121
               (Address of principal executive offices) (Zip Code)

                              --------------------

                      1999 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the Plan)

                              --------------------

                                DAVID A. PURCELL
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  ENCAD, INC.
                          6059 CORNERSTONE COURT WEST,
                          SAN DIEGO, CALIFORNIA 92121
                    (Name and address of agent for service)
                                 (858) 452-0882
         (Telephone number, including area code, of agent for service)

                             ---------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------- ---------------- --------------------------- ---------------------------- -------------------
TITLE OF SECURITIES TO BE        AMOUNT TO BE     PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE      AMOUNT OF
        REGISTERED               REGISTERED (1)       PRICE PER SHARE (2)          OFFERING PRICE (2)      REGISTRATION FEE
------------------------------- ---------------- --------------------------- ---------------------------- -------------------
Common Stock, $0.0001 par value  580,000 shares          $7.1563                    $4,150,654.00              $1,153.88
------------------------------- ---------------- --------------------------- ---------------------------- -------------------

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the 1999 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on August 10, 1999 as reported on the Nasdaq National Market.

                                  PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Encad, Inc.(the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 30, 1999, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 filed with the Commission on May 14, 1999; and

         (c) The Registrant's Registration Statements on Form 8-A filed with the Commission on December 6, 1993, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Bylaws (the "Bylaws") provide that the Registrant shall, to the fullest extent authorized by Delaware law, indemnify any director who is made, or is threatened to be made, a party to an action or proceeding, whether civil or criminal, administrative or investigative, by reason of serving as a director of the Registrant or a predecessor corporation of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation; provided, however, that the Registrant shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Registrant's Board of Directors (the "Board"). The Bylaws further provide that such indemnification provisions shall:
(i) not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholder or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The Bylaws provide that the Registrant's obligation to provide indemnification shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Registrant or any other person. The Bylaws further provide that the Board in its discretion shall have the power to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an officer or employee of the corporation.

         In addition, the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that, pursuant to Delaware law, its directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) any acts or omissions not in good faith or involving intentional misconduct, (iii) any knowing violations of law, (iv) any actions leading to improper personal benefit to the director, and (v) any for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of Delaware General Corporation Law.

         The Registrant maintains a directors' and officers' liability insurance policy that, subject to certain limitations, terms and conditions, will insure the directors and officers of the Registrant against losses arising from wrongful acts (as defined by the policy) in their capacity as a director or officer.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS


EXHIBIT NUMBER        EXHIBIT
--------------        -------
    4                 Instruments Defining Rights of Stockholders. Reference is made to Registrant's
                      Registration Statements on Form 8-A, including the exhibits thereto, incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.
    5                 Opinion of Brobeck, Phleger & Harrison LLP.
   23.1               Consent of Deloitte & Touche LLP, Independent Auditors.
   23.2               Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.
   24.1               Power of Attorney. Reference is made to page II-4 of this Registration Statement.
   99.1               Encad, Inc. 1999 Stock Option/Stock Issuance Plan.
   99.2               Form of Notice of Grant of Stock Option.
   99.3               Form of Stock Option Agreement.
   99.4               Form of Addendum to Stock Option Agreement - Involuntary Termination Following Corporate
                      Transaction/Change in Control
   99.5               Form of Addendum to Stock Option Agreement - Limited Stock Appreciation Right
   99.6               Form of Stock Issuance Agreement
   99.7               Form of Addendum to Stock Issuance Agreement - Involuntary Termination Following
                      Corporate Transaction/Change in Control.
   99.8               Form of Notice of Grant of Non-Employee Director - Initial
   99.9               Form of Notice of Grant of Non-Employee Director - Annual
   99.10              Form of Automatic Stock Option Agreement

Item 9.  UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1999 Stock Option /Stock Issuance Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 13th day of August, 1999.

                                 ENCAD, INC.


                                 By: /s/ David A. Purcell
                                    ----------------------------------
                                    David A. Purcell
                                    Chairman of the Board, President and
                                    Chief Executive Officer



                        POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Encad, Inc., a Delaware corporation, do hereby constitute and appoint David A. Purcell and Todd W. Schmidt and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signatures                                       Title                                   Date
        ----------                                       -----                                   -----

/s/ David A. Purcell
--------------------------             Chairman of the Board, President and Chief           August 13, 1999
David A. Purcell                       Executive Officer (Principal Executive Officer)

/s/ Todd W. Schmidt                    Vice President, Chief Financial Officer              August 13, 1999
--------------------------             (Principal Financial Officer and Accounting
Todd W. Schmidt                        Officer)


                                      II-4


/s/ Robert V. Adams
--------------------------             Director                                             August 13, 1999
Robert V. Adams

/s/ Craig S. Andrews
--------------------------             Director                                             August 13, 1999
Craig S. Andrews

/s/ Ronald J. Hall
--------------------------             Director                                             August 13, 1999
Ronald J. Hall

/s/ Howard L. Jenkins
--------------------------             Director                                             August 13, 1999
Howard L. Jenkins

/s/ Charles E. Volpe
--------------------------             Director                                             August 13, 1999
Charles E. Volpe

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933

                                   ENCAD, INC.

                                  EXHIBIT INDEX

EXHIBIT NUMBER        EXHIBIT
--------------        -------
    4                 Instruments Defining Rights of Stockholders. Reference is made to Registrant's
                      Registration Statements on Form 8-A, including the exhibits thereto, incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.
    5                 Opinion of Brobeck, Phleger & Harrison LLP.
   23.1               Consent of Deloitte & Touche LLP, Independent Auditors.
   23.2               Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
   24.1               Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
   99.1               Encad, Inc. 1999 Stock Option/Stock Issuance Plan.
   99.2               Form of Notice of Grant of Stock Option.
   99.3               Form of Stock Option Agreement.
   99.4               Form of Addendum to Stock Option Agreement - Involuntary Termination Following Corporate
                      Transaction/Change in Control
   99.5               Form of Addendum to Stock Option Agreement - Limited Stock Appreciation Right
   99.6               Form of Stock Issuance Agreement
   99.7               Form of Addendum to Stock Issuance Agreement - Involuntary Termination Following
                      Corporate Transaction/Change in Control.
   99.8               Form of Notice of Grant of Non-Employee Director - Initial
   99.9               Form of Notice of Grant of Non-Employee Director - Annual
   99.10              Form of Automatic Stock Option Agreement